Arteris Announces Financial Results for the First Quarter 2024 and Second Quarter and Full Year 2024 Guidance
CAMPBELL, Calif. - May 2, 2024 - Arteris, Inc. (Nasdaq: AIP), a leading provider of system IP which accelerates system-on-chip (SoC) creation, today announced financial results for the first quarter ended March 31, 2024 and provided second quarter and full year 2024 guidance.
“We’re encouraged by our solid start to 2024, with positive free cash flow in the first quarter, and Annual Contract Value and Trailing-Twelve-Month Variable Royalties of $58.2 million, driven by robust licensing activity across all of our verticals including Enterprise Computing and Automotive deals,” said K. Charles Janac, President and CEO of Arteris. “Nearly half of our license deals this quarter facilitated AI/ML design starts, showcasing the significance of AI for our clients. In addition, we secured five major deals with top 30 global technology firms, underscoring Arteris' continued influence as a leading commercial system IP vendor in the semiconductor industry,” concluded Janac.
First Quarter 2024 Financial Highlights:
•Revenue of $12.9 million
•Annual Contract Value (ACV) and trailing-twelve-months (TTM) variable royalties of $58.2 million, up 6% year-over-year
•Remaining performance obligation (RPO) of $74.7 million, up 30% year-over-year, growing to the highest level we have ever reported
•Operating loss of $9.1 million
•Non-GAAP operating loss of $5.3 million, compared to a Non-GAAP operating loss of $5.6 million in the year ago period
•Net loss of $9.4 million or $0.25 per share
•Non-GAAP net loss of $5.6 million or $0.15 per share
•Non-GAAP free cash flow of positive $0.3 million or 2.2% of revenue
First Quarter 2024 Business Highlights:
•Another quarter of robust design activity, with confirmed design starts in Enterprise Computing and Automotive, followed by Communications, Industrial applications and Consumer Electronics;
•Expanded Arteris’ foothold with large customers, winning five significant license deals among top 30 global technology companies;
•Announced Rebellions has licensed FlexNoC interconnect IP for its next-generation Neural Processing Unit aimed at Generative AI;
•Released the latest version of its cache coherent interconnect solution, Ncore 3.6, which supports any processor IP that connect to Ncore supported protocols, flexible configurations, and is ISO 26262 functional safety certified;
•Delivered on Arteris’ previously announced automotive partnership with Arm, enabling the next generation of automotive electronics, through optimization and pre-validation of Arteris’ Ncore network-on-chip IP to work with and support various Armv9 processor IP;
•At the 2024 Automotive Computing Conference, Mercedes Benz presented its vision for standardization for automotive computing hardware, partnering with Arteris to pioneer a reference for addressing a full range of autonomous driving applications; and
•Continued adoption of FlexNoC 5 by customers, with several more evaluations and prospective customers in the pipeline.

Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.
Second Quarter and Full Year 2024 Guidance:

	Q2 2024	FY 2024
(in millions)
ACV + TTM royalties	$58.0 - $62.0	$62.0 - $68.0
Revenue	$13.2 - $14.2	$54.5 - $57.5
Non-GAAP operating loss	$4.5 - $6.5	$19.4 - $23.4
Free cash flow	$(1.4) - $1.6	$(2.4) - $2.6
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today on May 2, 2024 to review its first quarter 2024 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-888-886-7786
International Toll:	1-416-764-8658
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of system IP for the acceleration of system-on-chip (SoC) development across today’s electronic systems. Arteris network-on-chip (NoC) interconnect IP and SoC integration automation technology enable higher product performance with lower power consumption and faster time to market, delivering better SoC economics so its customers can focus on dreaming up what comes next. Learn more at arteris.com.
© 2004-2024 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP guidance for the second quarter and full year 2024; our market opportunity and its potential growth; our ability to execute on existing customer contracts and drive increased customer adoption of our system IP; and our position within the market and our ability to drive customer value. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, enterprise computing market, communications market, consumer electronics market, and industrial markets incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 to be filed with the Securities and Exchange Commission (SEC) on May 2, 2024. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2024 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue
Licensing, support and maintenance	$11,739	$11,844
Variable royalties and other	1,208	1,310
Total revenue	12,947	13,154
Cost of revenue	1,468	1,124
Gross profit	11,479	12,030
Operating expenses:
Research and development	10,835	11,381
Sales and marketing	5,456	5,005
General and administrative	4,322	4,401
Total operating expenses	20,613	20,787
Loss from operations	(9,134)	(8,757)
Interest expense	(76)	(32)
Other income (expense), net	936	908
Loss before income taxes and loss from equity method investment	(8,274)	(7,881)
Loss from equity method investment, net of tax	759	834
Provision for income taxes	370	295
Net loss	$(9,403)	$(9,010)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.26)
Weighted average shares used in computing per share amounts, basic and diluted	37,709,058	34,597,839

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$26,119	$13,696
Short-term investments	18,695	27,477
Accounts receivable, net of allowance of $93 as of both March 31, 2024 and December 31, 2023	12,265	12,003
Prepaid expenses and other current assets	4,718	5,254
Total current assets	61,797	58,430
Property and equipment, net	5,244	5,745
Long-term investments	8,602	11,802
Equity method investment	7,741	8,500
Operating lease right-of-use assets	4,060	4,289
Intangibles, net	3,662	3,858
Goodwill	4,178	4,178
Other assets	6,070	5,999
TOTAL ASSETS	$101,354	$102,801
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$754	$183
Accrued expenses and other current liabilities	12,659	11,831
Operating lease liabilities, current	858	781
Deferred revenue, current	33,558	31,537
Vendor financing arrangements, current	1,987	2,070
Total current liabilities	49,816	46,402
Deferred revenue, noncurrent	26,559	25,172
Operating lease liabilities, noncurrent	3,333	3,610
Vendor financing arrangements, noncurrent	1,094	1,292
Deferred income, noncurrent	8,520	8,810
Other liabilities	2,486	2,412
Total liabilities	91,808	87,698
Stockholders' equity:
Preferred stock, par value of $0.001 - 10,000,000 shares authorized as of both March 31, 2024 and December 31, 2023; no shares issued and outstanding as of both March 31, 2024 and December 31, 2023	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of both March 31, 2024 and December 31, 2023; 38,291,425 and 37,518,583 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	38	37
Additional paid-in capital	122,104	118,193
Accumulated other comprehensive income	54	120
Accumulated deficit	(112,650)	(103,247)
Total stockholders' equity	9,546	15,103
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$101,354	$102,801

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,403)	$(9,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	833	601
Stock-based compensation	3,657	2,985
Amortization of deferred income	(294)	(291)
Loss from equity method investment	759	834
Net accretion of discounts on available-for-sale securities	(181)	(259)
Other, net	31	27
Changes in operating assets and liabilities:
Accounts receivable, net	(262)	(2,607)
Prepaid expenses and other assets	479	364
Accounts payable	546	555
Accrued expenses and other liabilities	904	(974)
Deferred revenue	3,408	(614)
Net cash provided by (used in) operating activities	477	(8,389)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(196)	(120)
Purchases of available-for-sale securities and other	(3,421)	(4,909)
Proceeds from maturities of available-for-sale securities and other	15,519	5,450
Net cash provided by investing activities	11,902	421
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration for business combination	—	(1,000)
Principal payments under vendor financing arrangements	(197)	(192)
Proceeds from exercise of stock options	241	256
Payments to tax authorities for shares withheld from employees	—	(14)
Net cash provided by (used in) financing activities	44	(950)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	12,423	(8,918)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	14,084	37,423
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$26,507	$28,505

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit and Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue. We define “Non-GAAP Loss from Operations” as our income (loss) from operations adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets. We define “Non-GAAP Net Loss” as our net income (loss) adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets.
We define “Non-GAAP EPS”, as our Non-GAAP Net Income (Loss) divided by our GAAP weighted-average number of shares outstanding for the period on a diluted basis. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Active Customers – we define Active Customers as customers who have entered into a license agreement with us that remains in effect. The retention and expansion of our relationships with existing customers are key indicators of our revenue potential.
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Gross profit	$11,479	$12,030
Add:
Stock-based compensation expense included in cost of revenue	189	83
Amortization of acquired intangible assets (1)	50	—
Non-GAAP gross profit	$11,718	$12,113
Gross margin	89%	91%
Non-GAAP gross margin	91%	92%

Research and development	$10,835	$11,381
Stock-based compensation expense	(1,608)	(1,429)
Amortization of acquired intangible assets (1)	(85)	(135)
Non-GAAP research and development	$9,142	$9,817

Sales and marketing	$5,456	$5,005
Stock-based compensation expense	(723)	(685)
Amortization of acquired intangible assets (1)	(57)	(57)
Non-GAAP sales and marketing	$4,676	$4,263

General and administrative	$4,322	$4,401
Stock-based compensation expense	(1,137)	(788)
Non-GAAP general and administrative	$3,185	$3,613

Loss from operations	$(9,134)	$(8,757)
Stock-based compensation expense	3,657	2,985
Amortization of acquired intangible assets (1)	192	192
Non-GAAP loss from operations	$(5,285)	$(5,580)

Net loss	$(9,403)	$(9,010)
Stock-based compensation expense	3,657	2,985
Amortization of acquired intangible assets (1)	192	192
Non-GAAP net loss (2)	$(5,554)	$(5,833)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.26)
Per share impacts of adjustments to net loss (3)	$0.10	$0.09
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.17)

Weighted average shares used in computing per share amounts, basic and diluted	37,709,058	34,597,839
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(3) Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.

Free Cash Flow

	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$477	$(8,389)
Less:
Purchase of property and equipment	(196)	(120)
Free cash flow	$281	$(8,509)
Net cash provided by investing activities	$11,902	$421
Net cash provided by (used in) financing activities	$44	$(950)